- 8 King Street, Suite 208 – Toronto, Ontario, Canada – M5C 1B5 -
- Tel: 416-361-9640  -  Fax: 416-361-0883

COLOMBIA GOLDFIELDS UPDATES MARMATO RESOURCE DEFINITION DRILL PROGRAM

TORONTO, Ontario, (September 2, 2008): Colombia Goldfields Ltd. (or the “Company”) (TSX: GOL / OTCBB: CGDF) today provided an update on its ongoing 60,000 meter resource definition drill program in the Zona Alta (Upper Zone) at the Marmato Mountain gold project in Colombia. Highlights include:

  New results based on 8,396 meters in 34 diamond drill holes;

  Intercepts included 20.0 m at 0.91 g/t Au, 22.0 m at 1.60 g/t Au, 100.0 m at 0.47 g/t Au, 21.0 m at 0.99 g/t Au, 44.0 m at 1.48 g/t Au, 35.8 m at 1.36 g/t Au, 16.0 m at 4.95 g/t Au, 76.0 m at 1.03 g/t Au, and 31.5 m at 0.84 g/t Au;

  Drilling to date is 40,735 meters in 188 holes, including 10 in progress;

  10 diamond drill rigs operating;

  Underground sample results from 399.5 m of channel samples in cross-cuts and 119 m of individual samples; intercepts included 112 m at 0.56 g/t Au and 10 m at 2.60 g/t Au.

To date, 40,735 meters of drilling has been completed in 188 diamond drill holes, including 10 holes in progress. In May 2008 the Company announced an initial NI 43-101 compliant inferred resource estimate of 2.6 million ounces of gold (at a cut-off grade of 0.3 g/t Au) for the Zona Alta at Marmato (see press release of May 12, 2008). The estimate was based on the first 12,186 meters (68 holes) of diamond drilling, 1,165 meters of cross-cut samples (115 cross-cuts) and 504 meters of individual underground samples.

Results from 34 new holes (8,396 meters) have been received since the last drill results were published (see press release of June 2, 2008) and are listed in Table 1. Results have now been received for a total of 140 holes representing 27,910 meters. The drill hole locations are shown on the accompanying plan.

The underground sampling program has been completed in all accessible mines in the Zona Alta. Some mines remain to be sampled once title is transferred to the company. New results have been received for 399.5 m of channel samples from 22 cross-cuts in 7 mines, and are listed in Table 2. In addition, results have been received for 90 individual samples of mine faces and backs totalling 114.7 m in 6 mines and are listed in Table 3. In total, 65 mines have been sampled for a total of 1,912.9 m in 1,387 samples. This comprises 1,257.5 m of channel sampling in 127 cross-cuts (662 samples), and 725 individual samples totalling 655.4 m. The average grade of all individual samples is 2.68 g/t Au and 15.5 g/t Ag over 0.90 m.

Dr Stewart D. Redwood, Vice President of Exploration of the Company, is the qualified person as defined by NI 43-101 and has prepared or supervised the preparation of all scientific and technical information contained in this press release. He is a Fellow of the Institute of Materials, Minerals and Mining (FIMMM) of the UK, a foreign professional association and designation recognized by the Canadian regulatory authorities. The laboratories used were Inspectorate (ISO 9001:2000 and 9002:2004 certified) in Medellin, Colombia (sample preparation) and Lima, Peru (analysis), and SGS in Medellin (preparation) and Lima (analysis). Gold was assayed by fire assay with AAS finish, and values above 3.0 g/t were repeated by fire assay with gravimetric finish. Silver was assayed by fire assay with AAS finish and by ICP.  Blank, standard and duplicate samples are routinely inserted for quality assurance and quality control.

About Colombia Goldfields

Colombia Goldfields Ltd., through its subsidiaries Compania Minera de Caldas S.A. and Gavilan Minerals S.A., is developing what we believe is a multi-million ounce gold resource in Colombia's historic Marmato Mountain gold district.

Colombia Goldfields is traded in the US under the symbol CGDF, on the Toronto Stock Exchange under the symbol GOL, and in Germany under the symbol C2B. Further information about the Company's is available at www.colombiagoldfields.com, EDGAR at www.sec.gov and SEDAR at www.sedar.com under the Company's profile.

For more information please contact:

Randy Martin, Vice Chairman and CEO
Colombia Goldfields Ltd.,
8 King Street East, Suite 208,
Toronto, Ontario, M5C 1B5.
T: 416-361-9640
F: 416-361-0883
info@colombiagoldfields.com
www.colombiagoldfields.com

U.S. Investor Relations:	Canadian Investor Relations:
Michelle Roth	Martti Kangas
Roth Investor Relations, Inc.	V.P. Corporate Development
Tel. +1 732 792 2200	Colombia Goldfields, Ltd.
Email: johnmenditto@rothir.com	Tel: + 1 416-361-9640
martti@colombiagoldfields.com

Disclaimer

This release uses the terms "measured", "indicated" and/or "inferred" mineral resources. United States investors are advised that while such terms are recognized by Canadian regulations, the United States Securities and Exchange Commission does not recognize them. United States investors are cautioned not to assume that all or any part of mineral resources will ever be converted into mineral reserves. Inferred mineral resources have a great amount of uncertainty as to their existence, and as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or other economic studies. United States investors are cautioned not to assume that all or any part of an inferred mineral resource exists, or is economically or legally mineable.

This release contains forward-looking statements that are based on the beliefs of Colombia Goldfield's management and reflect Colombia Goldfield's current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. When used in this release, the words "estimate," "project," "believe," "anticipate," "intend," "expect," "plan," "predict," "may," "should," "will," "can," the negative of these words, or such other variations thereon, or comparable terminology, are all intended to identify forward-looking statements. Such statements reflect the current views of Colombia Goldfields with respect to future events based on currently available information and are subject to numerous assumptions, risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of mining properties, changes in economic conditions and other risks, uncertainties and factors, which may cause the actual results, performance, or achievement expressed or implied by such forward-looking statements to differ materially from the forward looking statements. In particular, there is no assurance that a definitive agreement will be executed or that the proposed transaction will be completed.

Table 1. Length weighted average gold and silver grades from diamond drilling at Marmato Zona Alta.

Hole Number	From (meters)	To (meters)	Interval (meters)	Gold (g/t)	Silver (g/t)
MT-1062	No significant intervals
MT-1105	161.35	167.35	6.00	0.691	2.1
MT-1105	175.35	185.35	10.00	0.837	8.4
MT-1107	38.50	61.50	23.00	0.562	7.3
MT-1108	155.00	167.00	12.00	0.518	3.2
MT-1108	173.00	201.00	28.00	0.477	2.4
MT-1108	231.00	242.20	11.20	0.618	3.0
MT-1108	264.20	270.20	6.00	0.503	4.8
MT-1108	333.00	359.00	26.00	0.402	1.8
MT-1108	397.00	404.45	7.45	0.410	1.7
MT-1109	247.30	253.10	5.80	1.167	1.4
MT-1109	265.10	275.10	10.00	0.402	0.7
MT-1109	341.10	361.10	20.00	0.910	5.1
MT-1109	365.10	375.10	10.00	0.385	1.1
MT-1110	143.75	151.75	8.00	0.328	2.1
MT-1111	245.40	251.50	6.10	0.363	5.7
MT-1111	283.50	291.15	7.65	0.345	7.6
MT-1112	Results pending
MT-1114	144.50	183.80	39.30	0.443	2.7
MT-1116	No significant intervals
MT-1117	162.20	172.20	10.00	0.339	6.4
MT-1117	180.20	219.50	39.30	0.399	4.8
MT-1117	290.30	316.30	26.00	0.388	3.5
MT-1117	346.35	356.40	10.05	0.460	2.4
MT-1117	362.40	370.40	8.00	0.406	4.8
MT-1118	No significant intervals
MT-1119	37.20	46.10	8.90	0.533	2.3
MT-1119	103.20	113.30	10.10	1.270	10.0
MT-1119	185.40	194.60	9.20	0.344	2.0
MT-1119	221.35	231.35	10.00	1.053	2.0
MT-1120	139.70	160.60	20.90	0.314	5.6
MT-1120	178.00	188.00	10.00	0.464	9.2
MT-1120	218.00	230.00	12.00	0.507	7.3
MT-1121	No significant intervals
MT-1122	3.25	11.00	7.75	0.417	8.4
MT-1122	66.50	75.45	8.95	0.509	5.3
MT-1122	150.50	160.50	10.00	0.423	0.9
MT-1122	168.50	182.50	14.00	0.346	4.1
MT-1122	210.50	232.50	22.00	1.597	4.1
MT-1023	No significant intervals
MT-1024	No significant intervals
MT-1125	55.60	67.60	12.00	0.499	1.8
MT-1125	72.10	81.10	9.00	1.521	9.2
MT-1026	No significant intervals
MT-1127	151.50	159.50	8.00	0.348	6.7
MT-1128	74.50	174.50	100.00	0.470	2.7
MT-1128	279.50	293.50	14.00	0.390	4.2
MT-1129	68.70	74.70	6.00	0.302	7.5
MT-1130	No significant intervals
MT-1131	Results pending
MT-1132	237.55	253.40	15.85	0.390	10.9
MT-1132	328.75	360.20	31.45	0.370	8.4

MT-1133	Results pending
MT-1034	No significant intervals
MT-1135	56.50	77.50	21.00	0.991	4.7
MT-1136	Results pending
MT-1137	Results pending
MT-1138	142.90	180.90	38.00	0.347	3.5
MT-1138	190.90	234.90	44.00	1.479	9.6
MT-1138	244.90	280.70	35.80	1.356	7.7
MT-1139	113.50	120.15	6.65	0.409	9.1
MT-1140	Results pending
MT-1141	No significant intervals
MT-1142	Results pending
MT-1143	72.00	88.00	16.00	4.947	4.5
MT-1143	110.00	122.25	12.25	0.604	2.9
MT-1143	226.00	302.00	76.00	1.027	3.4
MT-1144	168.38	184.00	15.62	0.564	8.6
MT-1144	230.00	236.00	6.00	0.773	4.3
MT-1144	270.00	301.50	31.50	0.835	4.5
MT-1145	94.70	106.70	12.00	1.000	3.0
MT-1151	33.00	40.61	7.61	0.402	5.0
MT-1151	49.09	65.00	15.91	0.617	10.8
MT-1153	60.70	68.58	7.88	0.343	1.6

The drill holes were inclined and the intersection lengths do not represent true widths. Sample widths are normally 2.0 m but can be varied for geological and recovery factors. A cut off grade of 0.10 g/t Au has been used and no more than 6.0 m of internal dilution. No top cutting of grades has been applied. Results are reported above a minimum average grade of 0.30 g/t Au and a minimum width of 5.0 m. Gold grades are by fire assay with a AA or gravimetric finish; silver grades are by ICP analysis or by fire assay with AA finish.  Mean values were used where assay duplicate and core duplicate data exist. Voids from old mine workings have been assigned zero grade.

Table 2. Length weighted average gold and silver grades from underground channel sampling at Marmato Zona Alta.

Mine	Cross-cut	Length (m)	Au (g/t)	Ag (g/t)
Corozo	M03404	6.67	1.694	9.9
	M03406	10.19	2.601	2.2
El Esfuerzo	M04301	14.00	0.315	4.5
El Mango	M06501	5.93	0.730	3.0
La Davila	M00401A	3.14	0.992	5.6
	M00401B	15.83	0.730	3.4
	M00402A	13.51	0.347	2.0
	M00402B	4.00	1.969	13.3
	M00402C	6.00	1.208	6.9
	M00402D	3.70	0.770	6.0
	M00402E	112.01	0.564	2.7
Ochoa Mejia (La Ochoa)	M01203A	6.61	0.492	2.3
	M01204A	12.34	0.412	1.6
La Carmona	No significant intervals
La Floresta	No significant intervals

Channel samples are horizontal and were cut by diamond saw. Sample widths are normally 2.0 m but can be varied for geological and mine factors. All samples were used to calculate the length-weighted averages and no upper or lower cut-off grades were applied. Different channel samples along the same cross-cut are separated by timbered zones or mine openings and are  denoted by suffixes A, B, etc. Results are reported above a minimum average grade of 0.30 g/t Au and a minimum length of 3.0 m. Samples from 14 other cross-cuts gave no intersections above the cut-off grade and length. Gold grades are by fire assay with a AA or gravimetric finish; silver grades are by ICP analysis or by fire assay with AA finish.  Mean values were used where duplicate sample or assay data exist.

Table 3. Length weighted average gold and silver grades from underground individual sampling at Marmato Zona Alta.

Mine	Number of Samples	Average Length (m)	Au (g/t)	Ag (g/t)	Au (g/t) (cut to 10 g/t)	Ag (g/t) (cut to 100 g/t)
Corozo	49	1.35	2.511	8.3	1.883	8.3
El Esfuerzo	8	1.10	1.036	9.2	1.036	9.2
El Mango	12	1.19	3.114	11.8	3.108	11.8
La Carmona	7	0.95	7.634	67.0	4.733	52.9
La Davila	12	1.27	1.448	2.9	1.050	2.9
La Ochoa	2	1.78	2.442	11.3	2.442	11.3

Samples are horizontal and were cut by diamond saw. Single samples were taken across the mine faces and at systematic intervals along the backs where accessible. Sample widths are the mine width. All samples were used to calculate the length-weighted averages. In the two right columns grades have been top-cut to 10 g/t Au and 100 g/t Ag. Gold grades are by fire assay with a AA or gravimetric finish; silver grades are by ICP analysis or by fire assay with AA finish.  Mean values were used where duplicate sample or assay data exist.